                                                                  Exhibit 10.30
================================================================================



                              TERM LOAN AGREEMENT

                           Dated as of May 22, 1998

                                 By and Among

                             AUTOTOTE CORPORATION,
                                 as Borrower,

                         AUTOTOTE LOTTERY CORPORATION,
                                 as Borrower,

                        VARIOUS FINANCIAL INSTITUTIONS
                                   as Banks,

                                      and

                            HELLER FINANCIAL, INC.,
                                   as Agent

================================================================================

                               TABLE OF CONTENTS
                               -----------------

SECTION 1. AMOUNT AND TERMS OF TERM LOAN................................................1

1.1. Term Loan..........................................................................1

1.2. Minimum Amount of Each Advance.....................................................1

1.3. Notice of Borrowing; Fixed Rate Notice.............................................1

1.4. Advances...........................................................................2

1.5. Term Notes.........................................................................3

1.6. Conversions........................................................................3

1.7. Pro Rata Borrowing.................................................................3

1.8. Interest...........................................................................4

1.9. Interest Periods...................................................................5

1.10. Increased Costs, Illegality, etc..................................................6

1.11. Compensation......................................................................7

1.12. Change of Lending Office..........................................................8

1.13. Replacement of Banks..............................................................8

1.14. Closing Fee.......................................................................9

SECTION 2. PREPAYMENTS; PAYMENTS; TAXES.................................................9

2.1. Voluntary Prepayments..............................................................9

2.2. Mandatory Repayments...............................................................10

2.3. Method and Place of Payment........................................................12

2.4. Net Payments.......................................................................12

2.5. No Reborrowing.....................................................................14

SECTION 3. EXISTING CREDIT AGREEMENT; SECURITY..........................................14

SECTION 4. CONDITIONS PRECEDENT TO THE EFFECTIVE DATE...................................14

4.1. Execution of Agreement; Term Notes.................................................14

4.2. Fees, etc..........................................................................14

4.3. Opinions of Counsel................................................................15

4.4. Amendments to Credit Documents; Consents...........................................15

4.5. Proceedings; Agreements............................................................15

4.6. Subsidiaries Guaranty Reaffirmation................................................15

4.7. Connecticut Lottery Corporation....................................................15

4.8. Rescission of Collateral Release, Pledge of Intercompany Collateral................15

4.9. Adverse Change, etc................................................................15

4.10. Litigation........................................................................16

4.11. Closing Certificate...............................................................16

SECTION 5. CONDITIONS PRECEDENT TO ALL CREDIT EVENTS....................................16

5.1. No Default; Representations and Warranties.........................................17

5.2. Notice of Borrowing................................................................17

SECTION 6. REPRESENTATIONS AND WARRANTIES...............................................17

SECTION 7. AFFIRMATIVE COVENANTS........................................................18

7.1. Use of Term Loan Proceeds..........................................................18

7.2. Continuing Covenants...............................................................18

SECTION 8. NEGATIVE COVENANTS...........................................................18

SECTION 9.  EVENTS OF DEFAULT...........................................................19

9.1. Payments...........................................................................19

9.2. Representations, etc...............................................................19

9.3. Covenants..........................................................................19

9.4. Event of Default Under Credit Agreement............................................19

9.5. Default Under Lottery Agreement....................................................19

SECTION 10.  DEFINITIONS AND ACCOUNTING TERMS...........................................20

10.1. Defined Terms.....................................................................20

SECTION 11.  AGENT......................................................................29

11.1. Appointment.......................................................................29

11.2. Nature of Duties..................................................................29

11.3. Lack of Reliance on Agent.........................................................29

11.4. Certain Rights of Agent...........................................................30

11.5. Reliance..........................................................................30

11.6. Indemnification...................................................................30

11.7. Agent in its Individual Capacity..................................................30

11.8. Holders...........................................................................31

11.9. Resignation by Agent..............................................................31

SECTION 12.   MISCELLANEOUS.............................................................32

12.1. Payment of Expenses, etc..........................................................32

12.2. Right of Setoff...................................................................33

12.3. Notices...........................................................................33

12.4. Benefit of Agreement..............................................................33

12.5. No Waiver; Remedies Cumulative....................................................35

12.6. Payments Pro Rata.................................................................36

12.7. Calculations; Computations........................................................36

12.8. Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial............37

12.9. Counterparts......................................................................38

12.10. Effectiveness....................................................................38

12.11. Headings Descriptive.............................................................38

12.12. Amendment or Waiver, etc.........................................................38

12.13. Survival.........................................................................39

12.14. Domicile of Loans................................................................39

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


12.15. Confidentiality..................................................................39

12.16. Register.........................................................................40

12.17. Consent to Forbearance Agreement.................................................41

12.18. Joint and Several Liability......................................................41

12.19. Effect of Certain Actions........................................................41

                              TERM LOAN AGREEMENT


         This Term Loan Agreement is dated as of May 22, 1998 and is entered into by and among Autotote Corporation, a Delaware corporation ("Parent"), Autotote Lottery Corporation, a Delaware corporation ("ALC"), and Heller Financial, Inc., a Delaware corporation (in its individual capacity "Heller") as a Bank and as agent for all financial institutions who are or hereafter become parties to this Agreement as Banks.

                               R E C I T A L S:

         WHEREAS, Borrower desires that Banks extend a term loan facility to Borrower to finance the manufacture and installation of equipment and software for the Connecticut lottery and (ii) costs and expenses associated with this term loan facility; and

         WHEREAS, on the terms and conditions set forth herein, Banks have agreed to extend such term loan facility.

         NOW, THEREFORE, Borrower, Banks and Agent agree as follows:

         SECTION 1. AMOUNT AND TERMS OF TERM LOAN.
         ----------------------------------------

1.1.     Term Loan.
         ---------

         Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower made pursuant hereto, each Bank severally agrees to lend to Borrower its Percentage of the aggregate sum of up to Twelve Million Dollars ($12,000,000) (the "Term Loan").

1.2.     Minimum Amount of Each Advance.
         ------------------------------

         The Term Loan will be disbursed during the Disbursement Period in up to five (5) separate Advances, provided that the minimum amount of any aggregate Advance shall be the lesser of: (a) Two Million Dollars ($2,000,000) (plus integral multiples of One Hundred Thousand Dollars ($100,000)) and (b) the difference between Twelve Million Dollars ($12,000,000) and the aggregate amount of all previous Advances.

1.3.     Notice of Borrowing; Fixed Rate Notice.
         --------------------------------------

         (a) Whenever during the Disbursement Period Borrower desires an Advance, an Authorized Representative of Borrower shall give Agent at its Notice Office at least one (1) Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of the Base Rate Portion, if any, and at least three (3) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of the Eurodollar Portion, if any, provided, that any such notice shall be deemed to have been given on a certain day only if given before (i) in the case of any Eurodollar Portion, 11:00 A.M. (New York time) on such day or (ii) in the case of Base Rate

Portion, 12:00 Noon (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by such Authorized Representative in the form of Exhibit A, appropriately completed to specify the aggregate principal Advance to be made pursuant to the Notice of Borrowing, the date of such Advance (which shall be a Business Day), and the amount of such Advance which will be a Base Rate Portion or a Eurodollar Portion and, if a Eurodollar Portion, the initial Interest Period to be applicable thereto. Agent shall promptly give each Bank notice of each such proposed Advance, of such Bank's Percentage thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

         (b) Upon request of Borrower, Agent will advise Borrower of the Fixed Rate available for any Advance or applicable conversion of any Term Loan Portion to a Fixed Rate Portion if such Advance or conversion is made within two
(2) Business Days after such advice. No later than five (5) Business Days before the expiration of the Disbursement Period, and provided that no Default or Event of Default then exists, Borrower will have the one-time option, the exercise of which shall be irrevocable, to elect to cause not less than Ten Million Dollars ($10,000,000) of the Term Loan principal balance (including any Advance to be requested concurrently with said election) to bear interest at the Fixed Rate until the Maturity Date. Once the Fixed Rate is elected pursuant to this Section 1.3(b), (i) neither the entire Fixed Rate Portion nor any amount of the Fixed Rate Portion shall be converted to another Type and (ii) no other Term Loan Portion may be converted to the Fixed Rate Portion. Borrower shall be responsible for any compensation due Banks under Section 1.11 resulting from an election to convert a Eurodollar Portion into all or part of the Fixed Rate Portion.

    1.4. Advances.
         --------

         Not later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing, each Bank will make available its Percentage portion of the Advance requested in the Notice of Borrowing. All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of Agent, and Agent will make available to Borrower at the Payment Office the aggregate of the amounts so made available by the Banks (prior to 1:00 P.M. on such day, to the extent of funds actually received by Agent prior to 12:00 Noon on such day). Unless Agent shall have been notified by any Bank prior to the date of such Advance that such Bank does not intend to make available to Agent such Bank's Percentage of the Advance to be made on such date, Agent may assume that such Bank has made such amount available to Agent on such date and Agent may (but shall not be obligated to), in reliance upon such assumption, make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to Agent by such Bank, Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to Agent. Agent shall also be entitled to recover on demand from such Bank or Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Agent to Borrower until the date such corresponding amount is recovered by Agent, at a rate per annum equal to (i) if recovered from such Bank, at the overnight Federal Funds Rate and (ii) if recovered from Borrower, the rate of interest applicable to such Advance, as determined pursuant to

Section 1.8. Nothing in this Section 1.4 shall be deemed to relieve any Bank from its obligation to make its required Advance or to prejudice any rights which Borrower may have against any Bank as a result of any failure by such Bank to make its required Advance.

    1.5. Term Notes.
         ----------

         Borrower shall execute and deliver to each Bank a Term Note (substantially in the form of Exhibit B, each a "Term Note") to evidence such Bank's share of the Term Loan, such Term Note to be in the principal amount of such Bank's Percentage of the aggregate principal amount of the Term Loan. In the event the Term Loan amount is less than Twelve Million Dollars ($12,000,000) or in the event of an assignment of a Term Loan Portion, Borrower shall, upon surrender, as applicable, of all Term Notes or the Term Note evidencing the assigned interest, issue a new Term Note or Term Notes to reflect, as applicable, the actual amount of the Term Loan or the interests of the assigning Bank and the Person to which interests are to be assigned.

    1.6. Conversions.
         -----------

         Except as provided in Section 1.3(b), Borrower shall have the option to convert, on any Business Day occurring after the Effective Date, Term Loan Portions of one Type equal to at least the applicable Minimum Borrowing Amount into a Term Loan Portion of another Type, provided that (i) except as otherwise provided in Section 1.10(b), a Eurodollar Portion may be converted into a Base Rate Portion only on the last day of an Interest Period applicable to the Eurodollar Portion being converted and no such partial conversion of a Eurodollar Portion shall reduce the outstanding principal amount of all Eurodollar Portions to less than the Minimum Borrowing Amount, (ii) Base Rate Portions may only be converted into Eurodollar Portions if no Default or Event of Default is in existence on the date of the conversion, and (iii) no conversion pursuant to this Section 1.6 shall result in more than six (6) Eurodollar Portions outstanding at any time. Each such conversion shall be effected by an Authorized Representative of Borrower giving Agent at its Notice Office prior to 11:00 A.M. (New York time) at least three (3) Business Days' prior notice (each a "Notice of Conversion") specifying the Term Loan Portions to be so converted, and, if to be converted into Eurodollar Portions, the Interest Period to be applicable thereto. Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Term Loan Portions.

    1.7. Pro Rata Borrowing.
         ------------------

         All Advances under this Agreement shall be made by the Banks pro rata on the basis of their Percentage. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make disbursements hereunder and that each Bank shall be obligated to make disbursements provided to be made by it hereunder, regardless of the failure of any other Bank to make its disbursements hereunder.

    1.8. Interest
         --------

         (a) Borrower agrees to pay interest in respect of the unpaid amount of the Base Rate Portion from the date such Base Rate Portion is made available to Borrower or, as applicable, the date of conversion of such amount to a Base Rate Portion pursuant to Section 1.6 until the earlier of (i) the Maturity Date and (ii) the conversion of all or any portion (to the extent of such conversion) of such Base Rate Portion to a Eurodollar Portion or a Fixed Rate Portion pursuant to Section 1.6 or 1.3(b), as applicable, at a rate per annum which shall be equal to the sum of two percent (2%) plus the Base Rate in effect from time to time.

         (b) Borrower agrees to pay interest in respect of the unpaid amount of each Eurodollar Portion from the date such Eurodollar Portion is made available to Borrower or, as applicable, date of conversion of such amount to a Eurodollar Portion pursuant to Section 1.6 until the earlier of (i) the Maturity Date and
(ii) the conversion of all or any portion (to the extent of such conversion) of such Eurodollar Portion to a Base Rate Portion or a Fixed Rate Portion pursuant to Section 1.6, 1.3(b) or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of three percent (3%) plus the Eurodollar Rate for such Interest Period.

         (c) Borrower agrees to pay interest in respect of the unpaid amount of the Fixed Rate Portion from the date such Fixed Rate Portion is made available to Borrower, or, as applicable, the date of conversion of such amount to a Fixed Rate Portion pursuant to Section 1.3(b) until the Maturity Date, at a rate per annum equal to the Fixed Rate.

         (d) Overdue principal and, to the extent permitted by law, overdue interest in respect of each of the Base Rate Portion, the Eurodollar Portion and the Fixed Rate Portion and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of (x) two percent (2%) per annum in excess of the rate otherwise applicable to Base Rate Portions from time to time and (y) the rate which is two percent (2%) in excess of the rate then borne by such Term Loan Portion, in each case with such interest to be payable on demand.

         (e) Accrued (and theretofore unpaid) interest calculated in accordance with (a) through (c) above shall be payable (i) in respect of the Base Rate Portion, (x) quarterly in arrears on each Quarterly Payment Date and (y) on the date of any repayment or prepayment thereof (on the amount repaid and prepaid),
(ii) in respect of each Eurodollar Portion, (x) on the last day of each Interest Period applicable thereto, except that in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (y) on the date of any repayment or prepayment thereof (on the amount repaid or prepaid), (iii) in respect of the Fixed Rate Portion, (x) quarterly in arrears on each Quarterly Payment Date and
(y) on the date of any repayment or prepayment thereof (on the amount repaid or prepaid), and (iv) in respect of each Term Loan Portion, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

         (f) Upon each Interest Determination Date, Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Portions and shall promptly notify Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

    1.9. Interest Periods.
         ----------------

         At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Portion (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest

Period applicable to such Eurodollar Portion (in the case of any subsequent Interest Period), Borrower shall have the right to elect, by having an Authorized Representative of Borrower give Agent notice thereof, the interest period (each, an "Interest Period") to be applicable to such Eurodollar Portion, which Interest Period shall, at the option of Borrower, be a one, two, three or six-month period; provided that:
                  --------

              (i) the Eurodollar Portion of an Advance, if any, shall at all times have the same Interest Period;

              (ii) the initial Interest Period for any Eurodollar Portion shall commence on the date of the Advance in respect of such Eurodollar Portion (or the date of the initial conversion thereto from a Base Rate Portion) and each Interest Period occurring thereafter in respect of such Eurodollar Portion shall commence on the day on which the next preceding Interest Period applicable thereto expires;

              (iii) if any Interest Period relating to a Eurodollar Portion begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

              (iv) if any Interest Period for any Eurodollar Portion would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided,
                                                                  --------
         however, that if any Interest Period for a Eurodollar Portion would
         -------
         otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

              (v) no Interest Period may be selected at any time when a Default or an Event of Default is then in existence; and

              (vi) no Interest Period shall be selected which extends beyond the Maturity Date.

         If upon the expiration of any Interest Period applicable to a Eurodollar Portion, Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Portion as provided above, Borrower shall be deemed to have elected to convert such Eurodollar Portion into a Base Rate Portion effective as of the expiration date of such current Interest Period.

   1.10. Increased Costs, Illegality, etc.
         --------------------------------

         (a) In the event that any Bank shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by Agent):

              (i) on any Interest Determination Date that, by reason of any changes arising after the Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

              (ii) at any time, that such Bank shall incur material increased costs or material reductions in the amounts received or receivable hereunder with respect to any Eurodollar Portion because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to such Bank of the principal of or interest on such Eurodollar Portion or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the Effective Date affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

              (iii) at any time, that the making or continuance of any Eurodollar Portion has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by such Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to Borrower and, except in the case of clause (i) above, to Agent of such determination (which notice Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Portions shall no longer be available until such time as Agent notifies Borrower and the Banks that the circumstances giving rise to such notice by Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by Borrower with respect to Eurodollar Portions which have not yet been incurred (including by way of conversion) shall be deemed rescinded by Borrower, (y) in the case of clause (ii) above, Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to Borrower by such Bank in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

         (b) At any time that any Eurodollar Portion is affected by the circumstances described in Section 1.10(a)(ii) or (iii), Borrower may (and in the case of a Eurodollar Portion affected by the circumstances described in
Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Portion is then being advanced, cancel the respective Advance by giving Agent telephonic notice (confirmed in writing) on the same date that Borrower was notified by the affected Bank or Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Portion is then outstanding, upon at least three (3) Business Days' written notice to Agent, require the affected Bank to convert such Eurodollar Portion into a Base Rate Portion; provided that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

         (c) If at any time after the Effective Date any Bank determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's commitments or obligations hereunder, then Borrower shall pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable; provided that such Bank's reasonable
                                          --------
good faith determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to Borrower, which notice shall show the basis for calculation of such additional amounts.

   1.11. Compensation.
         ------------

         (a) Borrower shall compensate each Bank, upon its written request (which request shall (x) set forth the basis for requesting such compensation and (y) absent manifest error, be final and conclusive and binding upon all the parties hereto), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Portions but excluding any loss of anticipated profit) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or Agent) an Advance of, or conversion from or into, a Eurodollar Portion does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any mandatory repayment made pursuant to Section 2.2 or as a result of an acceleration of the Term Loan pursuant to Section 9) or conversion of any Eurodollar Portion occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any Eurodollar

Portion is not made on the date specified in a notice of prepayment given by Borrower; or (iv) as a consequence of (x) any other default by Borrower of its obligation to repay the Term Loan when required by the terms of this Agreement or the Term Note held by such Bank or (y) any election made pursuant to Section 1.10(b).

         (b) Upon any prepayment, whether voluntary or upon the acceleration of the Maturity Date, with respect to any Fixed Rate Portion, Borrower shall pay each Lender with respect to the amount prepaid its Percentage of the Fixed Rate Breakage Fee. The Fixed Rate Breakage Fee shall not apply to any mandatory repayments under Section 2.2, but shall apply to any payment upon acceleration of the Maturity Date.

   1.12. Change of Lending Office.
         ------------------------

         Each Bank agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c) or Section 2.4 with respect to such Bank, it will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Eurodollar Portions affected by such event; provided that
                                                                   --------
such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of Borrower or the right of any Bank provided in Sections 1.10 and 2.4.

   1.13. Replacement of Banks.
         --------------------

         (a) If any Bank (x) becomes a Defaulting Bank or (y) refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in
Section 12.12(b), Borrower shall have the right in accordance with the requirements of Section 12.4(b), if no Default or Event of Default will exist immediately after giving effect to such replacement, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferees, none of which shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") and each of which shall be required to be acceptable to Agent and reasonably acceptable to Borrower; provided that:
                                                           --------

              (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 12.4(b) (and with all fees payable pursuant to said Section 12.4(b) to be paid by the Replacement
         Bank) pursuant to which the Replacement Bank shall acquire all obligations and Term Loan Portions of the Replaced Bank and, in connection therewith, shall pay to the Replaced Bank in respect thereof an amount equal to the principal of, and all accrued interest on, all outstanding Term Loan Portions of the Replaced Bank with all then unpaid interest with respect thereto at such time; and

              (ii) all obligations of Borrower owing to the Replaced Bank (including all obligations, if any, owing pursuant to Section 1.11, but excluding those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement.

         (b) Upon the execution of the respective Assignment and Assumption Agreements referred to in the immediately preceding clause (a), the payment of the amounts referred to in the immediately preceding clauses (a)(i) and (a)(ii) and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Term Note executed by Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.4, 12.1 and 12.16), which shall survive as to such Replaced Bank.

   1.14. Closing Fee.
         -----------

         On the Effective Date, Borrower shall pay to Heller the fee specified in that certain letter agreement dated March 12, 1998 (the "Commitment Letter").

                    SECTION 2. PREPAYMENTS; PAYMENTS; TAXES.
                    ---------------------------------------

   2.1.  Voluntary Prepayments.
         ---------------------

         Borrower shall have the right to prepay the Term Loan in whole or in part at any time and from time to time on the following terms and conditions:

         (a) Borrower shall give Agent prior to 12:00 Noon (New York time) at its Notice Office (x) at least one (1) Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay any Base Rate Portion and (y) at least three (3) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay any Eurodollar Portion or Fixed Rate Portion, the total amount of such prepayment and the amount and Types of each Term Loan Portion to be prepaid and, in the case of Eurodollar Portions, the specific Eurodollar Portions to be prepaid, which notice Agent shall promptly transmit to each of the Banks;

         (b) each prepayment shall be in an aggregate principal amount of at least Two Hundred Fifty Thousand Dollars ($250,000); provided that if any
                                                     --------
partial prepayment of a Eurodollar Portion shall reduce the outstanding Eurodollar Portion having the same Interest Period to an amount less than the Minimum Borrowing Amount applicable thereto, then such Eurodollar Portion may not be continued as a Eurodollar Portion and any election of an Interest Period with respect thereto given by Borrower shall have no force or effect;

         (c) prepayments of any Eurodollar Portion made pursuant to this Section
2.1 (other than pursuant to clause (e) below) may only be made on the last day of an Interest Period applicable thereto;

         (d) each prepayment in respect of any Term Loan Portion shall be applied pro rata among the Bank in proportion to their Percentages; and
        --------

         (e) in the event of certain refusals by a Bank as provided in Section 12.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, Borrower may, upon five (5) Business Days' written notice to Agent at its Notice Office (which notice Agent shall promptly transmit to each of the Banks), repay all Term Loan Portions, together with accrued and unpaid interest, and other amounts owing to such Bank.

   2.2.  Mandatory Repayments.
         --------------------

         (a) Borrower shall repay the Term Loan in quarterly installments (the "Scheduled Installments") each equal to one-twentieth (1/20th) of the principal balance of the Term Loan as of the expiration of the Disbursement Period (and after giving effect to all Advances). The first Scheduled Installment will be due on October 31, 1998 and a Scheduled Installment will be due every Quarterly Payment Date thereafter until the Maturity Date. The remaining unpaid principal balance of the Term Loan will be due on the Maturity Date. At the request of Agent at any time after the Disbursement Period expires, Borrower will execute an acceptance and acknowledgment of a schedule to be attached to each Term Note setting forth the actual original principal amount thereof and the amount and due date of each Scheduled Installment.

         (b) In addition to any other mandatory repayments pursuant to this
Section 2.2, on each date on or after the Effective Date upon which Parent or ALC or any of their Subsidiaries receives proceeds from any incurrence by ALC or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred under Section 9.5 of the Credit Agreement), an amount equal to one hundred percent (100%) of the cash proceeds of the respective incurrence of Indebtedness (net of underwriting or placement discounts and commissions and other reasonable costs associated therewith) shall be due and payable and shall be first applied as a repayment of the Term Loan in the inverse order of maturity and the balance to any outstanding Indebtedness under the Credit Agreement to the extent required thereby.

         (c) In addition to any other mandatory repayments pursuant to this
Section 2.2, on each date on or after the Effective Date upon which Parent or ALC or any of its Subsidiaries receives proceeds from any sale of ALC's or any of its Subsidiaries' capital stock or newly issued shares or assets (excluding
(i) sales of inventory in the ordinary course of business, (ii) sales of equipment and related software to customers of ALC or any of its Subsidiaries in the ordinary course of business pursuant to the terms of the respective wagering systems equipment contracts or similar contracts to which such Person is a party, and (iii) sales of assets in the ordinary course of business), an amount equal to one hundred percent (100%) of the Net Sale Proceeds therefrom shall be due and payable and shall be first applied as a repayment of the Term Loan in the inverse order of maturity and the balance shall be applied to any outstanding Indebtedness under the Credit Agreement to the extent required thereby, provided that as long as no Default or Event of Default then exists, no such mandatory repayment shall be required to the extent that Borrower has delivered a certificate to Agent on or prior to such date stating that such proceeds shall be reinvested by Borrower in the assets of ALC and its Subsidiaries within nine months following the date of such sale of assets.

         (d) In addition to any other mandatory repayments pursuant to this
Section 2.2, within ten (10) days following each date on or after the Effective Date upon which Borrower or ALC or any of its Subsidiaries receives any proceeds from any Recovery Event, an amount equal to one hundred percent (100%) of the proceeds of such Recovery Event (net of reasonable costs and any taxes incurred in connection with such Recovery Event and any amounts required to be applied (and are applied) to the repayment of any other Indebtedness secured by a prior perfected security interest (to the extent permitted by this Agreement) in the property subject to such Recovery Event) shall be due and payable and applied (1) if the Recovery Event is with respect to the assets of ALC or its Subsidiaries, as a repayment of the Term Loan in the inverse order of maturity with any balance as a repayment of the Indebtedness then outstanding under the Credit Agreement to the extent required thereby and (2) if the Recovery Event is with respect to assets other than those of ALC or its Subsidiaries, as a repayment of the Indebtedness then outstanding under the Credit Agreement to the extent required thereby with any balance as a repayment of the Term Loan in inverse order of maturity, provided that so long as no Default or Event of Default then exists, no such
--------
mandatory repayment shall be required to the extent that Borrower has delivered a certificate to Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within twelve months following the date of such Recovery Event (which certificate shall set forth the estimates of the proceeds to be so expended); and provided further, that (i) if the amount of such proceeds exceeds
               -------- -------
Five Million Dollars ($5,000,000) (other than as a result of a Recovery Event that has occurred with respect to property located at a racetrack or any other wagering facility, including but not limited to, property located at any CLC location, in which case such proceeds shall be applied as provided elsewhere in this Section 2.2(d) without regard to the terms of this subclause (i)), then an amount equal to the portion in excess of Five Million Dollars ($5,000,000) shall be applied as provided in this Section 2.2(d) and (ii) if all or any portion of such proceeds not required to be applied as provided in the immediately preceding proviso are not so used within twelve months after the date of the respective Recovery Event, then on the date which is the first anniversary of the respective Recovery Event an amount equal to the remaining portion of such proceeds not so used shall be applied as provided in this Section 2.2(d).

         (e) In addition to any other mandatory repayments pursuant to this
Section 2.2, within one hundred (100) days after the end of each fiscal year of ALC, an amount equal to fifty percent (50%) of the amount by which ALC Excess Cash Flow for such fiscal year exceeds Five Hundred Thousand Dollars ($500,000) shall be due and payable and applied as a repayment of the Term Loan in the inverse order of maturity.

         (f) With respect to each repayment of the Term Loan required by this
Section 2.2, Borrower may designate the Types and amount of each Term Loan Portion which is to be repaid and, in the case of Eurodollar Portions, the specific Eurodollar Portion to be repaid; provided that (i) repayments of
                                          --------
Eurodollar Portion pursuant to this Section 2.2 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Portions with Interest Periods ending on such date of required repayment and all Base Rate Portions have been paid in full, and (ii) if any repayment of a Eurodollar Portion made pursuant to a single Advance shall reduce the outstanding Eurodollar Portion having the same Interest Period to an amount less than the Minimum Borrowing Amount, such Eurodollar Portion shall be converted at the end of the then current Interest Period into a Base Rate Portion. In the absence of a designation by Borrower as described in the preceding sentence, Agent shall, subject to the above, make such designation in its sole discretion.

         (g) Notwithstanding anything to the contrary contained elsewhere in this Agreement, the then outstanding principal balance of the Term Loan shall be repaid in full on the Maturity Date.

   2.3.  Method and Place of Payment.
         ---------------------------

         Except as otherwise specifically provided herein, all payments under this Agreement or any Term Note shall be made to Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of Agent. Whenever any payment to be made, hereunder or under any Term Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

   2.4.  Net Payments.
         ------------

         (a) All payments made by Borrower hereunder or under any Term Note will be made without setoff, counterclaim or other defense. Except as provided in
Section 2.4(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imports, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Term Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for under this Agreement or under any Term Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or profits of such Bank pursuant to the laws of the jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of income or similar taxes imposed by the United States of America as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. Borrower will furnish to Agent within forty-five (45) days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower. Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

         (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to Borrower and Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section
1.13 or 12.4 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Term Note, or (ii) if the Bank is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit E (any such certificate, a "Section 2.4(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to interest payments to be made under this Agreement and under any Term Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to Borrower and Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 2.4(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from United States withholding tax with respect to payments under this Agreement and any Term Note, or it shall immediately notify Borrower and Agent of its inability to deliver any such Form or Certificate. Notwithstanding anything to the contrary contained in Section 2.4(a), but subject to Section 12.4(b) and the immediately succeeding sentence, (x) Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to Borrower U.S. Internal Revenue Service Forms (and, if applicable, a Section 2.4(b)(ii) Certificate) that establish a complete exemption from such deduction or withholding and (y) Borrower shall not be obligated pursuant to Section 2.4(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to Borrower the Internal Revenue Service Forms (and, if applicable, a Section 2.4(b)(ii) Certificate) required to be provided to Borrower pursuant to this
Section 2.4(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section
2.4 and except as set forth in Section 12.4(b), Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 2.4(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

   2.5.  No Reborrowing.
         --------------

         No amount of the Term Loan repaid or prepaid may be reborrowed.

                 SECTION 3. EXISTING CREDIT AGREEMENT; SECURITY.
                 ----------------------------------------------

         Parent, Heller, as Agent and as a Bank, and DLJ Capital Funding, Inc. ("DLJ"), as a Bank, are parties to a certain Credit Agreement dated as of July 18, 1997 (as amended by that certain Agreement dated December 31, 1997 among the parties to the Credit Agreement and as further amended and supplemented from time to time, the "Credit Agreement") pursuant to which Heller and the other Banks party thereto from time to time have agreed to make revolving loans to Borrower. The term loan facility described in this Agreement is being extended to Borrower in conjunction with the revolving credit facility described in the Credit Agreement, notwithstanding that the Banks (as defined in the Credit Agreement) may not be now or at one or more times in the future the same as Banks (as defined herein). It is the intention of the parties that the Obligations, as defined in the Credit Agreement, and the Obligations, as herein defined, be secured by the Collateral on a pari passu basis, except as provided in any intercreditor agreement among the parties to the Credit Agreement and this Agreement.

             SECTION 4. CONDITIONS PRECEDENT TO THE EFFECTIVE DATE.
             -----------------------------------------------------

         The occurrence of the Effective Date pursuant to Section 12.10 and the obligation of each Bank to disburse its Percentage of the first Advance is subject at the time of such Credit Event (except as hereinafter indicated) to the satisfaction of each of the following conditions:

   4.1.  Execution of Agreement; Term Notes.
         ----------------------------------

         On or prior to the Effective Date (i) this Agreement shall have been executed and delivered in accordance with Section 12.10 and (ii) there shall have been delivered to Agent for the account of each of the Banks the appropriate Term Note executed by Borrower, in each case in the amount, maturity and as otherwise provided herein.

   4.2.  Fees, etc.
         ---------

         On the Effective Date, Borrower shall have paid to Agent and the Banks all costs, fees and expenses (including, without limitation, reasonable legal fees and expenses, UCC filing fees and title insurance later date charges) payable to Agent and the Banks to the extent then due.

   4.3.  Opinions of Counsel.
         -------------------

         On the Effective Date, Agent shall have received (i) from Kramer, Levin, Naftalis & Frankel, special counsel to Borrower and the other Credit Parties, an opinion addressed to Agent and each of the Banks and dated the Effective Date covering the matters incident to the transactions contemplated herein as Agent may reasonably request and (ii) from Martin E. Schloss, Esq., General Counsel of Parent and its Subsidiaries, an opinion addressed to Agent and each of the Banks and dated the Effective Date covering the matters incident to the transactions contemplated herein as Agent may reasonably request.

   4.4.  Amendments to Credit Documents; Consents.
         ----------------------------------------

         Borrower, as applicable, and all required parties to the Credit Documents, as defined in the Credit Agreement, have executed such amendments to the Credit Documents, and such intercreditor agreements, acknowledgments and consents as Agent and the Required Banks may reasonably require to effectuate the transactions described in this Agreement, including the granting and perfection of the security interests in the Collateral to secure the Obligations hereunder and under the Term Notes.

   4.5.  Proceedings; Agreements.
         -----------------------

         All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other documents contemplated hereby shall be reasonably satisfactory in form and substance to Agent and the Required Banks, and Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

   4.6.  Subsidiaries Guaranty Reaffirmation.
         -----------------------------------

         On the Effective Date, each Subsidiary Guarantor shall have reaffirmed its Subsidiaries Guaranty as to the transactions described herein and the Subsidiaries Guaranty, shall be in full force and effect.

   4.7.  Connecticut Lottery Corporation.
         -------------------------------

         CLC and Agent shall have entered into the Forbearance Agreement.

   4.8.  Rescission of Collateral Release, Pledge of Intercompany Collateral.
         -------------------------------------------------------------------

         The Agreement dated as of January 6, 1998 among Borrower, Agent and DLJ Capital Funding, Inc. releasing the Collateral owned by ALC shall have been rescinded in writing.

   4.9.  Adverse Change, etc.
         -------------------

         (a) On the Effective Date, nothing shall have occurred (and the Banks shall have become aware of no facts, conditions or other information not previously known) which Agent or the Required Banks shall determine has, or could reasonably be expected to have, a material adverse effect on the rights or remedies of Agent or the Banks, or on the ability of any Credit Party to perform their respective obligations to Agent and the Banks or which has, or could reasonably be expected to have, a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole.

         (b) On or prior to the Effective Date, all necessary governmental (domestic and foreign) and third party approvals in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated by this Agreement. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the transactions contemplated by this Agreement.

   4.10. Litigation.
         ----------

         On the Effective Date, no litigation by any entity (private or governmental) shall be pending or, to the knowledge of Borrower, threatened with respect to this Agreement or any documentation executed in connection herewith or therewith, or the transactions contemplated hereby, or with respect to any material Indebtedness of Borrower or any of its Subsidiaries, or which Agent or the Required Banks shall determine could reasonably be expected to have a materially adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole.

   4.11. Closing Certificate.
         -------------------

         On the Effective Date, Agent shall have received a certificate signed by the Chairman of the Board, the President, any Vice President or the Treasurer of Borrower stating that all representations and warranties contained in the Credit Agreement and in this Agreement are true in all material respects and that no Default or Event of Default as defined in this Agreement or the Credit Agreement has occurred and is continuing.

              SECTION 5. CONDITIONS PRECEDENT TO ALL CREDIT EVENTS.
              ----------------------------------------------------

         The occurrence of the Effective Date pursuant to Section 12.10 and the obligation of each Bank to maintain and/or make Advances (including Advances made on the Effective Date) is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

   5.1.  No Default; Representations and Warranties.
         ------------------------------------------

         At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default hereunder or Default as defined in the Credit Agreement and (ii) all representations and warranties contained herein, in the other Credit Documents and in the Credit Agreement shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

   5.2.  Notice of Borrowing.
         -------------------

         Prior to the making of each Advance, Agent shall have received a Notice of Borrowing required by Section 1.3(a). The occurrence of the Effective Date and the acceptance of the proceeds or benefits of each Credit Event shall constitute a representation and warranty by Borrower to Agent and each of the Banks that all the conditions specified in Section 4 and in this Section 5 and applicable to the Effective Date and such Credit Event exist as of that time. All of the Term Notes, certificates, legal opinions and other documents and papers referred to in Section 4 and in this Section 5, unless otherwise specified, shall be delivered to Agent at the Notice Office for the account of (and for delivery to) each of the Banks and, except for the Term Notes, in sufficient counterparts for each of the Banks and shall be in form and substance reasonably satisfactory to the Banks.

                   SECTION 6. REPRESENTATIONS AND WARRANTIES.
                   -----------------------------------------

         In order to induce the Banks to enter into this Agreement and to maintain and/or make the Term Loan, as provided herein, Borrower makes each representation and warranty set forth in Section 7 of the Credit Agreement and, in addition, warrants and represents that the Lottery Agreement is in full force and effect without default by either party which would give the other party the right to terminate the Lottery Agreement, make any material set off against payments or withhold performance, all of which representations and warranties shall survive the execution and delivery of this Agreement and the Term Notes and the Advances, with the occurrence of the Effective Date and each Credit Event on or after the Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 6 and in Section 7 of the Credit Agreement are true and correct in all material respects on and as of the Effective Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).




                        SECTION 7. AFFIRMATIVE COVENANTS.
                        --------------------------------

   7.1.  Use of Term Loan Proceeds.
         -------------------------

         Borrower covenants that the proceeds of the Term Loan will be used solely for the purpose of (a) reimbursing Borrower for the costs and expenses associated with this term loan facility and (b) manufacturing and installing equipment and software for use in connection with the Lottery Agreement.

   7.2.  Continuing Covenants.
         --------------------

         Borrower hereby covenants and agrees that on and after the Effective Date and until the Term Loan, together with interest, fees and all other Obligations incurred hereunder, are paid in full, Borrower will perform each of the covenants in effect as of the Effective Date set forth in Section 8 of the Credit Agreement as and when required by said Section 8 (whether or not the Credit Agreement is still in effect or such covenant has been waived or amended by the Agent or the Banks (as therein defined) under the Credit Agreement, unless such waiver or amendment has been approved pursuant to Section 12.12 hereof), and in addition thereto will furnish to each Bank:

         (a) Officer's Certificates. At the time of the delivery of the annual
             ----------------------
financial statements provided for in Section 8.01(c)(ii) of the Credit Agreement, a certificate (in the form of Exhibit C) of the chief financial officer of Parent showing a calculation of ALC Excess Cash Flow, if any, and the amount of any repayment due under Section 2.2(e).

         (b) Notice of Default Under Lottery Agreement.
             -----------------------------------------

         Promptly, and in any event within three (3) Business Days after an officer of Parent or ALC obtains knowledge thereof, notice of any default under the Lottery Agreement which would give either party thereto a right as a result of such default to terminate the Lottery Agreement or withhold payment or services thereunder.

                         SECTION 8. NEGATIVE COVENANTS.
                         -----------------------------

         Borrower hereby covenants and agrees that on and after the Effective Date and until the Term Loan, together with interest, and all other Obligations incurred hereunder, is paid in full; that it will observe all negative covenants in effect as of the Effective Date set forth in Section 9 of the Credit Agreement as and when required by said Section 9 (whether or not the Credit Agreement is still in effect or such covenant has been waived or amended by the Agent or the Banks (as therein defined) under the Credit Agreement, unless such waiver or amendment has been approved pursuant to Section 12.12 hereof), and, in addition thereto, ALC will not, without the consent of Agent, which consent will not be unreasonably withheld or delayed, modify, terminate or assign the Lottery Agreement.



                          SECTION 9. EVENTS OF DEFAULT.
                          ----------------------------

         Upon the occurrence of any of the following specified events (each an "Event of Default"):

   9.1.  Payments.
         --------

         Borrower shall (i) default in the payment when due of any principal of the Term Loan or any Term Note or (ii) default, and such default shall continue unremedied for five (5) or more Business Days, in the payment when due of interest on any Term Loan Portion or any Term Note, or any other amounts owing hereunder or thereunder; or

   9.2.  Representations, etc.
         --------------------

         Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in the Credit Agreement or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

   9.3.  Covenants.
         ---------

         Borrower shall default in the due performance or observance of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of thirty (30) days after written notice to Borrower by Agent or any Bank; or

   9.4.  Event of Default Under Credit Agreement.
         ---------------------------------------

         An Event of Default as defined in the Credit Agreement occurs; or

   9.5.  Default Under Lottery Agreement.
         -------------------------------

         Any default under the Lottery Agreement occurs pursuant to which CLC has given notice that the Lottery Agreement is or will be terminated by CLC and such termination becomes effective or ALC or its successor or assignee is replaced as a party thereto;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, Agent may (whether or not CLC has exercised its rights under the Forbearance Agreement), and upon the written request of the Required Banks, shall by written notice to Borrower, take any or all of the following actions, without prejudice to the rights of Agent, any Bank or the holder of any Term Note to enforce its claims against any Credit Party (provided that, if an
                                                          --------
Event of Default specified in Section 10.05 of the Credit Agreement shall occur, the result which would occur upon the giving of written notice by Agent to Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the principal of and any accrued interest in respect of the Term Loan and the Term Notes and all Obligations owing hereunder and under the Term Notes to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party;
(ii) terminate any obligation to make Advances hereunder; and (iii) enforce, subject to any intercreditor agreement, as Collateral Agent, any or all of the liens and security interests created pursuant to the Security Documents.

                  SECTION 10. DEFINITIONS AND ACCOUNTING TERMS.
                  --------------------------------------------

   10.1. Defined Terms.
         -------------

         As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Additional Collateral" shall mean all property (whether real or personal) in which security interests are granted (or have been purported to be granted) (and continue to be in effect at the time of determination) pursuant to
Section 8.11 of the Credit Agreement.

         "Additional Security Documents" shall mean all mortgages, pledge agreements, security agreements and other security documents entered into pursuant to Section 8.11 of the Credit Agreement with respect to Additional Collateral.

         "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing (x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by Agent, by (y) a percentage equal to one hundred percent (100%) minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-(3) month certificate of deposit of a member bank of the Federal Reserve System in excess of One Hundred Thousand Dollars ($100,000) (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by Agent for determining the current annual assessment payable by Agent to the Federal Deposit Insurance Corporation for insuring three-month certificates of deposit.

         "Advance" shall mean, as the context requires: (a) an advance of a Term Loan Portion by a Bank and (b) with respect to all Banks, the aggregate advance of a Term Loan Portion, in each case pursuant to a Notice of Borrowing.

         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, in no event shall any Bank
                                  --------  -------
or any affiliate thereof be considered an Affiliate of Borrower or any of its Subsidiaries. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" shall mean Heller Financial, Inc., in its capacity as Agent for the Banks hereunder, and shall include any successor to Agent appointed pursuant to Section 11.9.

         "Agreement" shall mean this Term Loan Agreement, as modified, supplemented, amended, restated, extended, renewed or replaced from time to time.

         "ALC" shall have the meaning provided in the first paragraph of this Agreement.

         "ALC Excess Cash Flow" shall mean the amount calculated as illustrated on Exhibit C.

         "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit D (appropriately completed).

         "Authorized Representative" of Borrower shall mean any of the President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer of Borrower (or any other officer of Borrower which is designated in writing to Agent by any of the foregoing officers of Borrower as being authorized to give such notices under this Agreement) with Borrower, by its execution and delivery of this Agreement, irrevocably appointing any of the foregoing officers of Borrower as its Authorized Representative hereunder with respect to delivering Notices of Borrowing, Notices of Conversion and similar notices.

         "Bank" shall mean each financial institution listed on Schedule I, as well as any Person which becomes a "Bank" hereunder pursuant to 12.4(b).

         "Bank Default" shall mean the refusal (which has not been retracted) of a Bank to make available its Percentage of any Advance, whether as a result of any takeover of such Bank by any regulatory authority or agency or otherwise.

         "Base Rate" at any time shall mean the higher of (i) 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate and (ii) the Prime Lending Rate.

         "Base Rate Portion" shall mean any or, as the context requires, that portion of the outstanding principal amount of the Term Loan designated or deemed designated as such by Borrower at the time of the Advance thereof or conversion thereto.

         "Borrower" means, individually and collectively (as the context requires), jointly and severally, Parent and ALC.

         "Borrowing" shall mean the borrowing of one Type of Term Loan Portion from all the Banks.

         "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in Chicago, Illinois or the State of Pennsylvania a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, a Eurodollar Portion, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York Interbank Eurodollar market.

         "CLC" shall mean the Connecticut Lottery Corporation, a Connecticut quasi-public agency.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental or substituted therefor.

         "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document.

         "Collateral Agent" shall mean Agent acting as collateral agent for the Secured Creditors (as defined in the Security Documents) pursuant to the Security Documents.

         "Commitment Letter" shall have the meaning provided in Section 1.14.

         "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with generally accepted accounting principles.

         "Credit Agreement" shall have the meaning provided in Section 3.

         "Credit Documents" shall mean this Agreement, each Term Note, each Security Document, the Subsidiaries Guaranty and, after the execution and delivery thereof, each additional guaranty and Additional Security Document executed pursuant to Section 8.11 of the Credit Agreement.

         "Credit Event" shall mean (x) the occurrence of the Effective Date and
(y) the making of any Advance.

         "Credit Party" shall mean Borrower and each Subsidiary Guarantor.

         "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

         Disbursement Period" shall mean the period ending on the earliest of:
(i) sixty (60) days after the Effective Date, (ii) the date on which the fifth Advance is made and (iii) the date on which the total of all Advances equals Twelve Million Dollars ($12,000,000).

         "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

         "Domestic Subsidiary" shall mean each Subsidiary of Borrower incorporated or organized in the United States or any State or territory thereof.

         "Effective Date" shall have the meaning provided in Section 12.10.

         "Eligible Transferee" shall mean and include: (i) a commercial bank having total assets in excess of One Billion Dollars ($1,000,000,000) or (ii) any other financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act), in each case approved by Borrower (which approval shall not be unreasonably withheld or delayed).

         "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demand letters, directives, written claims, liens, notices of noncompliance or violation, or proceedings relating in any way to any Environmental Law or any permit issued, or any written approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

         "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to the environment, public health or safety or Hazardous Materials, including, without limitation: CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C, ss. 1251 et seq.; the Toxic Substances
                                                -- ---
Control Act, 15 U.S.C, ss. 2601 et seq.; the Clean Air Act, 42 U.S.C, ss. 7401
                                -- ---
et seq.; the Safe Drinking Water Act, 42 U.S.C, ss. 3803 et seq.; the Oil
-- ---                                                   -- ---
Pollution Act of 1990, 33 U.S.C, ss. 2701 et seq.; the Emergency Planning and
                                          -- ---
the Community Right-to-Know Act of 1986, 42 U.S.C. ss. 11001 et seq.; the
                                                             -- ---
Hazardous Material Transportation Act, 49 U.S.C. ss. 1801 et seq.; and the
                                                          -- ---
Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq. (to the extent it
                                                      -- ---
regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

         "Eurodollar Portion" shall mean each portion of the outstanding principal amount of the Term Loan designated as such by Borrower at the time of the Advance thereof or conversion thereto, a Eurodollar Portion shall be that portion of the outstanding principal balance of the Term Loan bearing interest by reference to the Eurodollar Rate for an Interest Period commencing on a given date.

         "Eurodollar Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by Chase Manhattan Bank for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of Chase Manhattan Bank with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two (2) Business Days thereafter as of 10:00 A.M. (New York time) on the date which is two (2) Business Days prior to the commencement of such Interest Period, divided (and rounded off to the nearest 1/16 of 1%) by (b) a percentage equal to one hundred percent (100%) minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

         "Event of Default" shall have the meaning provided in Section 9.

         "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal Funds brokers of recognized standing selected by Agent.

         "Fixed Rate" shall mean the rate determined by reference to the Commitment Letter upon Borrower's election to designate a Term Loan Portion as the Fixed Rate Portion.

         "Fixed Rate Breakage Fee" shall mean an amount equal to the present value, for each successive month in the remaining term of the Fixed Rate Portion, of (1) the yield as reported in the Federal Reserve statistical release
H.15 (519) under the caption "U.S. Government Securities/Treasury Constant Maturities" (hereinafter "H.15 (519)") for a Treasury Note with a term equal to that remaining on the Fixed Rate Portion (which will be obtained by interpolating between the yield reported on the H.15 (519) for specific whole years) on the date the Fixed Rate Portion became effective less (2) the yield as reported on the date of such prepayment in the H.15 (519) for a Treasury Note with a term equal to that remaining on the Fixed Rate Portion (which will be obtained by interpolating between the yield reported on the H.15 (519) for specific whole years) on the date of such prepayment, multiplied by (a) the
                                                      -------------
outstanding amount of the Fixed Rate Portion at the time of prepayment for purposes of calculating such amount for the month during which such prepayment occurs and by (b) the principal balance that would have been outstanding at the beginning of each successive month in the remaining term of the Fixed Rate Portion had the amortization schedule set forth for such Fixed Rate Portion been adhered to; provided, that the rate determined in (2) above will be used as the
            --------
discount rate in computing such present value.

         "Fixed Rate Portion" shall mean: (a) with respect to a Bank, the Term Loan Portion of such Bank designated by Borrower to bear interest at the Fixed Rate and (b) with respect to the Term Loan as a whole, from time to time, that portion of the outstanding principal balance of the Term Loan designated by Borrower to bear interest at the Fixed Rate.

         "Forbearance Agreement" means an agreement among Agent, CLC and Borrower substantially in the form of Exhibit F.

         "Foreign Subsidiary" shall mean any Subsidiary of Borrower that is not a Domestic Subsidiary.

         "Former Bank" shall have the meaning provided in Section 12.4(c).

         "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under Environmental Laws.

         "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or
(vii) of this definition secured by any lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee,
(v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar
                                                   ---
obligations, (vi) all contingent obligations of such Person (other than endorsements of instruments for deposit or collection in the ordinary course of business) and (vii) all obligations under any Interest rate protection agreement or any other hedging agreement or under any similar type of agreement.

         "Interest Determination Date" shall mean, with respect to any Eurodollar Portion, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Portion.

         "Interest Period" shall have the meaning provided in Section 1.9.

         "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

         "Lottery Agreement" shall mean that certain Memorandum of Understanding dated December 5, 1997 (including the exhibits thereto) between ALC and CLC.

         "Maturity Date" shall mean the earliest of: (a) February 15, 2001, (b) the date on which the Term Loan is declared to be due under Section 9, and (c) the date on which the Credit Agreement terminates by reason of all Revolving Loans and Letter of Credit Outstanding having been paid (or cash collateralized ) and the Total Revolving Loan Commitment having been permanently reduced to zero, unless, at the election of the Required Banks and on such terms (such as continued compliance with the affirmative and negative covenants set forth in the Credit Agreement) as the Required Banks shall impose, the Maturity Date is extended to a date no later than February 15, 2001.

         "Minimum Borrowing Amount" shall mean $500,000.

         "Mortgage" shall mean each of the mortgages executed and delivered pursuant to Section 8.11 of the Credit Agreement.

         "Net Sale Proceeds" shall mean for any sale of assets, the gross cash proceeds (including any cash received by-way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from any sale of assets, net of reasonable transaction costs and payments of unassumed liabilities relating to the assets sold at the time of, or within thirty (30) days after, the date of such asset sale, the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Banks pursuant to this Agreement) which is secured by the respective assets which were sold, and the estimated marginal increase in income taxes which will be payable by Borrower's consolidated group with respect to the fiscal year in which the asset sale occurs as a result of such asset sale.

         "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

         "Notice of Borrowing" shall have the meaning provided in Section
1.3(a).

         "Notice of Conversion" shall have the meaning provided in Section 1.6.

         "Notice Office" shall mean the office of Agent located at 500 West Monroe Street, Chicago, Illinois 60661, Attention: Corporate Finance Group, Facsimile No.: 312/441-7367, or such other office as Agent may hereafter designate in writing as such to the other parties hereto.

         "Obligations" shall mean all amounts owing to Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

         "Parent" shall have the meaning provided in the first paragraph of this Agreement.

         "Payment Office" shall mean the office of Agent located at 500 West Monroe Street, Chicago, Illinois 60661, Attention: Corporate Finance Group, Facsimile No.: 312/441-7367, or such other office as Agent may hereafter designate in writing as such to the other parties hereto.

         "Percentage" shall mean the percentage of the Term Loan a Bank is obligated to advance and the percentage of the outstanding principal balance of the Term Loan owed to such Bank (as long as it is a Non-Defaulting Bank).

         "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

         "Pledge Agreement" shall mean the Pledge Agreement, dated as of July 28, 1997, executed and delivered by Borrower and each Subsidiary Guarantor, as the same may be amended, modified or supplemented from time to time.

         "Prime Lending Rate" shall mean the rate which Chase Manhattan Bank announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.

         "Quarterly Payment Date" shall mean the last Business Day of each January, April, July, and October.

         "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

         "Recovery Event" shall mean the receipt by Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable (i) by reason of theft, loss, physical destruction or damage or any other similar event with respect to any property or assets of Borrower or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained by Borrower under the Credit Agreement.

         "Register" shall have the meaning provided in Section 12.16.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

         "Replaced Bank" shall have the meaning provided in Section 1.13.

         "Replacement Bank" shall have the meaning provided in Section 1.13.

         "Required Banks" shall mean at any time one or more Banks holding at least fifty-one percent (51%) of the Percentages held by the Banks, provided
                                                                    --------
that at any time when two or three Banks are party to this Agreement, Required Banks shall mean at least two Banks.

         "Scheduled Installments" shall have the meaning provided in Section 2.2(a).

         "Section 2.4(b)(ii) Certificate" shall have the meaning provided in
Section 2.4(b).

         "Security Agreement" shall mean the Security Agreement, dated as of July 28, 1997, executed and delivered by each Subsidiary Guarantor, as the same may be amended, modified or supplemented from time to time.

         "Security Document" shall mean and include the Pledge Agreement, the Security Agreement, each Mortgage and, after the execution and delivery thereof, each Additional Security Document.

         "Subsidiary" shall mean, as to any Person, (i) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a fifty percent (50%) equity interest at the time. Notwithstanding the above, the definition of "Subsidiary" shall not include (i) SJC Video Corporation, but only so long as the majority of the Board of Directors of such Person are not nominees of the Borrower or any of its Subsidiaries and (ii) any Person designated by the Board of Directors not to be a Subsidiary for purposes of this Agreement or any other Credit Document; provided that (w) at the time of such designation no Event of Default exists,
(x) at the time of such designation the Company certifies to the Agent that the aggregate fair market value of the net assets of all such Persons so designated (determined at the time of designation) does not exceed $5,000,000, (y) any such Person so designated shall not own any equity securities of, or own or hold any Lien on any property of, the Borrower or any other Subsidiary of the Borrower that has not been so designated, and (z) each Person to be so designated and each of its Subsidiaries has not at the time of such designation, and will not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Borrower or any Subsidiary of the Borrower not so designated.

         "Subsidiaries Guaranty" shall mean the Subsidiary Guaranty, dated as of July 28, 1997, executed and delivered by the Subsidiary Guarantors, as the same may be amended, modified or supplemented from time to time.

         "Subsidiary Guarantor" shall mean each Subsidiary of Borrower which is party to Subsidiaries Guaranty.

         "Taxes" shall have the meaning provided in Section 2.4(a).

         "Term Loan" shall have the meaning provided in Section 1.1.

         "Term Loan Portion" shall mean: (a) with respect to a Bank, the outstanding principal balance of the Term Loan owed to such Bank from time to time and (b) with respect to the various Types, that portion of the outstanding principal balance of the Term Loan of that Type.

         "Term Note" shall have the meaning provided in Section 1.5.

         "Type" shall mean the type of Term Loan Portion determined with regard to the interest option applicable thereto, i.e., the Base Rate Portion, a Eurodollar Portion or the Fixed Rate Portion.

         "United States" and "U.S." shall each mean the United States of America.

         "Withdrawal Period" shall have the meaning provided in Section 12.4(d).

                               SECTION 11. AGENT.
                               -----------------
   11.1. Appointment.
         -----------

         The Banks hereby designate Heller as Agent (for purposes of this Section 11, the term "Agent" shall include Heller in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of a Term Note by the acceptance of such Term Note shall be deemed irrevocably to authorize, Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates. Each Bank acknowledges that Heller is Agent under the Credit Agreement and the Collateral Agent under the Security Documents and that at all times either the Banks party to this Agreement and the Banks (as defined in the Credit Agreement) may not be the same or the Percentage of a Bank under this Agreement may not be the same as the Percentage of such Bank under the Credit Agreement (each as defined in the Credit

Agreement). Nonetheless, each Bank agrees that Heller, as Collateral Agent, is authorized to act on behalf of all Banks (defined herein and in the Credit Agreement) subject and pursuant to any intercreditor agreement in effect from time to time.

   11.2. Nature of Duties.
         ----------------

         Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of Agent shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Term Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

   11.3. Lack of Reliance on Agent.
         -------------------------

         Independently and without reliance upon Agent, each Bank and the holder of each Term Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Borrower and its Subsidiaries in connection with the making of Advances and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Borrower or any of its Subsidiaries and, except as expressly provided in this Agreement, Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Term Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Advances or at any time or times thereafter. Agent shall not be responsible to any Bank or the holder of any Term Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Borrower or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Borrower or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

   11.4. Certain Rights of Agent.
         -----------------------

         If Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Banks; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Term Note shall have any right of action whatsoever against Agent as a result of Agent acting, or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

--------------------------------------------------------------------------------

   11.5. Reliance.
         --------

         Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by Agent.

   11.6. Indemnification.
         ---------------

         To the extent Agent is not reimbursed and indemnified by Borrower, the Banks will reimburse and indemnify Agent, in proportion to their respective Percentages, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any
                              --------
portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct.

   11.7. Agent in its Individual Capacity.
         --------------------------------

         With respect to its obligation to make Advances, Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Term Notes" or any similar terms shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if they were not performing the duties specified herein, and may accept fees and other consideration from Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

   11.8. Holders.
         -------

         Agent shall deem and treat the payee of a Term Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Term Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Term Note or of any Term Note or Term Notes issued in exchange therefor.

   11.9. Resignation by Agent.
         --------------------

         (a) Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving fifteen (15) Business

Days' prior written notice to Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

         (b) Upon any such notice of resignation, the Required Banks shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to Borrower.

         (c) If a successor Agent shall not have been so appointed within such fifteen (15) Business Day period, Agent, with the consent of Borrower (which consent shall not be unreasonably withheld), shall then appoint a commercial bank or trust company with capital and surplus of not less than Five Hundred Million Dollars ($500,000,000) as successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Agent as provided above.

         (d) If no successor Agent has been appointed pursuant to clause (b) or
(c) above by the twentieth (20th) Business Day after the date such notice of resignation was given by Agent, Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Banks appoint a successor Agent as provided above.







                           SECTION 12. MISCELLANEOUS.
                           -------------------------

   12.1. Payment of Expenses, etc.
         ------------------------

         Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all out-of-pocket costs and expenses of Agent (including, without limitation, the reasonable fees and disbursements of Goldberg, Kohn, Bell, Black, Rosenbloom & Moritz, Ltd. and local counsel) in connection with the preparation, execution and delivery of this Agreement and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of Agent and in connection with its syndication efforts with respect to this Agreement and of Agent and, following and during the continuation of an Event of Default, each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for Agent and, following and during the continuation of an Event of Default, for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; (iii) indemnify Agent and each Bank, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of,
(a) any investigation, litigation or other proceeding (whether or not Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other document or the proceeds of the Term Loan or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by Borrower or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against Borrower, any of its Subsidiaries or any Real Property owned or at any time operated by Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or, other proceeding; and
(iv) pay all fees and expenses (including costs of investigation and reasonable legal fees and expenses) incurred by any Bank in connection with any qualification (or exemption or waiver therefrom) of any Bank under, or compliance with, the gaming regulations of any jurisdiction to the extent that any such event arises in connection with this Agreement (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

   12.2. Right of Setoff.
         ---------------

         In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of Borrower or any Subsidiary Guarantor against and on account of the Obligations and liabilities of Borrower or such Subsidiary Guarantor to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 12.6(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

   12.3. Notices.
         -------

         Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to Borrower, at Parent's address specified opposite its signature below; if to any Bank, at its address specified on Schedule I or on the applicable assignment and assumption agreement; and if to Agent, at its Notice Office; or, as to any Credit Party or Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to Borrower and Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to Agent and Borrower shall not be effective until received by Agent or Borrower, as the case may be.

   12.4. Benefit of Agreement.
         --------------------

         (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, Borrower may not assign or transfer any of its
        --------  -------
rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Banks and, provided further, that,
                                                    -------- -------
although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its obligations hereunder except as provided in Section 12.4(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that
                                                          -------- -------
no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of the Term Loan, in which such participant is participating, or reduce the rate or extend the time of payment of interest thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in the Term Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Term Loan hereunder. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by Borrower hereunder shall be determined as if such Bank had not sold such participation.

         (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its obligation to make Advances to its parent company and/or any affiliate of such Bank which is at least fifty percent (50%) owned by such Bank or its parent company or to one or more Banks or (y) assign all, or if less than all, a portion equal to at least Five Million Dollars ($5,000,000) in the aggregate for the assigning Bank or assigning Banks, of such Bank's or Banks' obligation to make Advances and such Bank's or Banks' Term Loan Portion to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided, that: (i) at such time Schedule I shall be deemed modified to reflect the Percentages of such new Bank and of the existing Banks; (ii) upon surrender of the old Term Notes, new Term Notes will be issued, at Borrower's expense, to such new Bank and to the assigning Bank, such new Term Notes to be in conformity with the requirements of Section 1.5 (with appropriate modifications) to the extent needed to reflect the revised Percentages; (iii) the consent of Agent shall be required in connection with any such assignment (which consent shall not be unreasonably withheld); and (iv) Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of Two Thousand Five Hundred Dollars ($2,500); and, provided further, that such transfer or assignment will not be
               -------- -------
effective until recorded by, Agent on the Register pursuant to Section 12.16 hereof. To the extent of any assignment pursuant to this Section 12.4(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Percentage. At the time of each assignment pursuant to this Section 12.4(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to Borrower and Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 2.4(b)(ii) Certificate) described in Section 2.4(b) except to the extent that the assigning Bank was not, at the time of such assignment, entitled to such exemption. To the extent that an assignment of all or any portion of a Bank's Percentage pursuant to Section 1.13 or this Section 12.4(b) would, at the time of such assignment, result in increased costs under
Section 1.10 or 2.4 from those being charged by the respective assigning Bank prior to such assignment, then Borrower shall not be obligated to pay such increased costs (although Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

         (c) If the Nevada gaming authorities shall determine that any Bank does not meet the "Suitability Standards" under the Nevada gaming regulations or any other gaming authority with jurisdiction over the business of Borrower and its Subsidiaries shall determine that any Bank does not meet its suitability standards (in any such case, a "Former Bank"), Borrower shall have the right (but not the duty) to designate an Eligible Transferee (in each case, a "Substitute Bank," which may be any Bank or Banks that agree to become a Substitute Bank) reasonably acceptable to Agent and each Bank that has agreed to assume the rights and obligations of the Former Bank under this Agreement pursuant to an Assignment and Assumption Agreement, which assignment and assumption shall be required to comply with, and shall become effective in accordance with, the provisions of Section 12.4(b), provided that the purchase
                                                    --------
price to be paid by the Substitute Bank to Agent for the account of the Former Bank for such assignment and assumption shall equal the unpaid principal amount of the Term Note held by the Former Bank plus accrued interest thereon, and, provided further, Borrower shall pay all obligations owing to the Former Bank
-------- -------
under the Credit Documents (including all obligations, if any, owing pursuant to Section 1.11, but excluding those amounts in respect of which the purchase price is being paid as provided above). Each Bank agrees that if it becomes a Former Bank, upon payment to it of all such amounts, if any, owing to it under the Credit Documents, it will execute and deliver an Assignment and Assumption Agreement, upon payment of such purchase price.

         (d) Notwithstanding the provisions of subsection (c) of this Section 12.4, if any Bank becomes a Former Bank, and if Borrower fails to find a Substitute Bank pursuant to subsection (c) of this Section 12.4 within any time period specified by the applicable gaming authorities for the withdrawal of a Former Bank (the "Withdrawal Period"), Borrower shall, immediately (i) prepay in full the outstanding principal amount of the Term Note held by such Former Bank, together with accrued interest thereon to the earlier of (x) the date of payment or (y) the last day of any Withdrawal Period.

         (e) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Term Loan Portions and Term Note hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

   12.5. No Waiver; Remedies Cumulative.
         ------------------------------

         No failure or delay on the part of Agent or any Bank or any holder of any Term Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between Borrower or any other Credit Party and Agent or any Bank or the holder of any Term Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which Agent or any Bank or the holder of any Term Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Agent or any Bank or the holder of any Term Note to any other or further action in any circumstances without notice or demand.

   12.6. Payments Pro Rata.
         -----------------

         (a) Except as otherwise provided in this Agreement, Agent agrees that promptly after its receipt of each payment from or on behalf of Borrower in respect of any Obligations hereunder (other than Obligations payable solely to Agent), it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its Percentage of any such payment) pro rata
                                                                      --- ----
based upon their respective Percentages, if any, of the Obligations with respect to which such payment was received.

         (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Term Loan, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective

Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all
                                                            --------
or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 12.6(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

   12.7. Calculations; Computations.
         --------------------------

         (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States (or the equivalent thereof in any country in which a Foreign Subsidiary is doing business, as applicable) consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Borrower to the Banks).

         (b) All computations of interest hereunder shall be made on the basis of a year of three hundred sixty (360) days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

         (c) All determinations of any amount of Indebtedness and/or any other amount denominated in a currency other than Dollars shall be made by converting same into Dollars at the "official" exchange rate, if applicable, or the spot exchange rate for the currency in question in effect at the time of such determination.

   12.8. Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.
         ----------------------------------------------------------------------

         (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF ILLINOIS. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, WITH OFFICES AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, BORROWER AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION

SATISFACTORY TO AGENT UNDER THIS AGREEMENT. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF AGENT UNDER THIS AGREEMENT, ANY BANK OR THE HOLDER OF ANY TERM NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

         (b) BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         (c) BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

   12.9. Counterparts.
         ------------

         This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with Borrower and Agent.

  12.10. Effectiveness.
         -------------

         This Agreement shall become effective on the date (the "Effective Date") on which (i) each of Borrower, Agent and the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to Agent at its Notice Office or, in the case of the Banks, shall have given to Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it and (ii) all conditions contained in Sections 4 and 5 are met to the satisfaction of Agent and the Banks. Unless Agent has received actual notice from any Bank that the condition described in clause (ii) of the preceding sentence has not been met to its satisfaction, upon the satisfaction of the conditions described in clause (i) of the immediately preceding sentence, the Effective Date shall be deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Effective Date shall not release Borrower from any liability or prevent the existence of an Event of Default based upon failure to satisfy one or more of the applicable conditions contained in Sections 4 and 5). Agent shall give Borrower and each Bank written notice of the occurrence of the Effective Date.

  12.11. Headings Descriptive.
         --------------------

         The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

  12.12. Amendment or Waiver, etc.
         ------------------------

         (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks; provided, that no such
                                                     --------
change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected in the case of following clause (i)): (i) extend the final scheduled maturity of the Term Loan beyond February 15, 2001, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof (except to the extent repaid in cash); (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents; (iii) amend, modify or waive any provision of this Section 12.12; (iv) reduce the percentage specified in the definition of Required Banks; or (v) consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement; provided further, that no such change,
                                      -------- -------
waiver, discharge or termination shall (x) increase the obligation of any Bank to make Advances over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase of the obligation of any Bank to make Advances); (y) without the consent of Agent, amend, modify or waive any provision of Section 11 as the same applies to Agent or any other provision as the same relates to the rights or obligations of Agent; or (z) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

         (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 12.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then Borrower shall have the right, so long as all nonconsenting Banks whose individual consent is required are treated as described in either clauses (A) or (B) below, to either
(A) replace each such non-consenting Bank or Banks with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's obligation to make Advances, if any, and repay such non-consenting Bank's Term Loan Portion, provided, that unless the obligation to make Advances, if any, that are
--------
terminated, and Term Loan Portions that are repaid, pursuant to preceding clause
(B) are immediately replaced in full at such time through the addition of new Banks or the increase of the obligation to make Advances, if any, of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined before giving effect to the proposed action) shall specifically consent thereto; provided further, that in any event Borrower shall not have the right to replace
-------- -------
a Bank solely as a
result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 12.12(a).

   12.13. Survival.
          --------

          All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.4, 12.1 and 12.16 shall survive the execution, delivery and termination of this Agreement and the Term Notes and the making and repayment of the Term Loan.

   12.14. Domicile of Loans.
          -----------------

          Each Bank may transfer and carry its Term Loan Portion at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Term Loan Portion pursuant to this Section 12.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11 or 2.4 from those being charged by the respective Bank prior to such transfer, then Borrower shall not be obligated to pay such increased costs (although Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

   12.15. Confidentiality.

          (a) Subject to the provisions of clause (b) of this Section 12.15, each Bank agrees that it will use its best efforts not to disclose without the prior consent of Borrower (other than to its employees, auditors, advisors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this
Section 12.15 to the same extent as such Bank) any information with respect to Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by Borrower to the Banks in writing as confidential (it being understood that the Projections (as defined in the Credit Agreement) are hereby designated by Borrower as being confidential); provided, that any Bank may disclose any such
                                 --------
information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to Agent or the Collateral Agent and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Term Notes or any interest therein by such Bank; provided, that such prospective transferee agrees with such Bank to abide by the provisions contained in this Section 12.15.

          (b) Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Borrower and its Subsidiaries, provided such Persons shall be subject to the provisions of this Section 12.15 to the same extent as such Bank).

  12.16. Register
         --------

         Borrower hereby designates Agent to serve as Borrower's agent, solely for purposes of this Section 12.16, to maintain a register (the "Register") on which it will record the Percentage from time to time of each of the Banks, the Advances made by each of the Banks and each repayment in respect of the Term Loan Portion of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect Borrower's obligations in respect of the Term Loan. With respect to any Bank, the transfer of the obligation to make Advances, if any, of such Bank and the rights to the principal of, and interest on, any Advances made by it shall not be effective until such transfer is recorded on the Register maintained by Agent with respect to ownership of such Percentage and Term Loan Portion and prior to such recordation all amounts owing to the transferor with respect to such Percentage and Term Loan Portion shall remain owing to the transferor. The registration of assignment or transfer of all or part of the Percentages and Term Loan Portions shall be recorded by Agent on the Register only upon the acceptance by Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.4(b). Coincident with the delivery of such an Assignment and Assumption Agreement to Agent for acceptance and registration of assignment or transfer of all or part of a Percentage and Term Loan Portion, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Term Note evidencing such Percentages and Term Loan Portions, and thereupon one or more new Term Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. Borrower agrees to indemnify Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by Agent in performing its duties under this Section 12.16, except to the extent caused by Agent's gross negligence or willful misconduct.

  12.17. Consent to Forbearance Agreement.
         --------------------------------

         Borrower and each Bank hereby consents to and agrees to be bound by the terms of the Forbearance Agreement.

  12.18. Joint and Several Liability.
         ---------------------------

         The liability of Parent and ALC under this Agreement and the Term Notes shall be joint and several, primary and not secondary. The remedies of Agent and the Banks hereunder may be exercised against Parent or ALC individually, against one or the other or jointly.

  12.19. Effect of Certain Actions.
         -------------------------

         Unless specifically provided otherwise, all requests, reports, certificates, notices, consents or approvals which Borrower is required or entitled to give or receive under this Agreement shall be effective against Parent and ALC if given to or received by Parent and given by or received from Parent in the manner required by this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:
-------

220 Continental Drive                            AUTOTOTE CORPORATION
Suite 407
Newark, Delaware  19713
Telephone No.: (302) 737-4300
Telecopier No.: (302) 452-5382                   By:
Attention:  Robert C. Becker                        ---------------------------
                                                    Name:
                                                    Title:

                with a copy to:

Autotote Corporation
750 Lexington Avenue
25th Floor
New York, New York  10022
Telephone No.: (212) 754-2233
Telecopier No.: (212) 754-2372
Attention:  General Counsel



Address:
-------

Autotote Lottery Corporation
220 Continental Drive                            AUTOTOTE LOTTERY CORPORATION
Suite 407
Newark, Delaware 19713
Telephone No.: (302) 737-4300
Telecopier No.: (302) 452-5382                   By:
Attention: Robert C. Becker                         ---------------------------
                                                    Name:
                                                    Title:


                                                   HELLER FINANCIAL, INC.,
                                                     as Agent and Bank


                                                   By:
                                                      -------------------------
                                                      Name:
                                                      Title:

                                   SCHEDULE I
                        Bank Addresses and Percentages
                        ------------------------------


           Heller Financial, Inc.
           500 West Monroe Street
           Chicago, Illinois 60661
           Attn: Corporate Finance Group
           Facsimile: (312) 441-2367                                 ________%

                                    EXHIBIT A
                                       to
                               Term Loan Agreement

                           Form of Notice of Borrowing
                           ---------------------------

                           Form of Notice of Borrowing
                           ---------------------------
                                                                          [Date]
Heller Financial, Inc., as
Agent for the Banks party
to the Loan Agreement
referred to below
500 W. Monroe St.
Chicago, Illinois  60661
Attention:
            --------------------

Gentlemen:

         The undersigned, an Authorized Representative of Autotote Corporation and Autotote Lottery Corporation (collectively, "Borrowers"), refers to the Term Loan Agreement, dated as of May ___, 1998 (as further modified, supplemented and amended from time to time, the "Loan Agreement", the terms defined therein being used herein as therein defined), among Borrowers, various Banks from time to time party thereto, and you, as Agent for such Banks, and hereby gives you notice on behalf of Borrowers, irrevocably, pursuant to Section 1.3(a) of the Loan Agreement, that Borrowers hereby request an Advance under the Loan Agreement, and in that connection sets forth below the information relating to such Advance (the "Proposed Advance") as required by Section 1.3 of the Loan
Agreement:

         (i) The Business Day of the Proposed Advance is _____________,
         19___./1/

         (ii) The aggregate amount of the Proposed Advance is ____________________________ Dollars ($_____________).

         (iii) The Eurodollar Portion of the Proposed Advance is
         _________________________ Dollars ($____________).

         (iv) The Base Rate Portion of the Proposed Advance is
         ____________________________ Dollars ($_________).

         (v) The Fixed Rate Portion of the Proposed Advance is
         ____________________________ Dollars ($_________).


-----------------------------
/1/    Shall be a Business Day at least one (1) Business Day in the case of a
Base Rate Portion, three (3) Business Days in the case of a Eurodollar Portion and ___________ (____) Business Days in the case of of the Fixed Rate Portion, in each case, after the date hereof. 2 To be included for a Proposed Advance of a Eurodollar Portion.

         (vi) The initial Interest Period for the Eurodollar Portion is _____________ (____) month(s)./2/

         The undersigned hereby certifies on behalf of Borrowers that the following statements are true and correct on the date of the Proposed Advance:

         (A) the representations and warranties contained in the Loan Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Advance and to the application of the proceeds thereof, as though made on such date (it being understood and agreed that any representation or warranty which, by its terms, is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and

         (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Advance or from the application of the proceeds thereof.

                        Very truly yours,

                        AUTOTOTE CORPORATION
                        AUTOTOTE LOTTERY CORPORATION


                        By:
                           -----------------------------------------------
                               Authorized Representative of Borrowers
                                Name:
                                Title:


--------------------------------
/2/   To be included for a Proposed Advance of a Eurodollar Portion.

                                    EXHIBIT B

                                       to
                               Term Loan Agreement

                                Form of Term Note
                                -----------------

                                    EXHIBIT C
                                       to
                               Term Loan Agreement

                      Form of Excess Cash Flow Certificate
                      ------------------------------------

                                    EXHIBIT D
                                       to
                               Term Loan Agreement

                        Form of Assignment and Assumption
                        ---------------------------------

                                    EXHIBIT E
                                       to
                               Term Loan Agreement

                     Form of Section 2.4(b)(ii) Certificate
                     --------------------------------------